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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                January 11, 2000

                               RESPONSE USA, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)

           DELAWARE              0-20770                 52-1441922
         -------------------------------------------------------------
         (State or other       (Commission               (IRS Employer
         jurisdiction of       File Number)             Identification
         incorporation)                                     Number)

                      3 Executive Campus, 2(nd) Floor South
                              Cherry Hill, NJ 08002
                      -------------------------------------
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                 (856) 661-0700

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ITEM 5.           OTHER EVENTS.

         On January 11, 2000, Response USA, Inc. (the "Company"), Jeffrey Queen, Andrew Queen, and the Jeffrey Queen and Andrew Queen Irrevocable Trust U/A January 2, 1998 (collectively, the "Queens") entered into a Settlement Agreement (the "Settlement Agreement") to settle a dispute among the parties in connection with the Deferred Purchase Price provisions under a Stock Purchase Agreement between the Company and the Queens dated September 16, 1998.

         Pursuant to the Settlement Agreement, the Company issued to the Queens an aggregate of 1,227,969 shares of the Company's Common Stock (representing approximately 19.9% of the outstanding shares of the Company's Common Stock prior to such issuance), and paid the Queens an aggregate of $2,522,031 in cash. In addition, the Queens agreed not to sell their shares of Common Stock prior to January 11, 2002 without the consent of the Company, subject to earlier termination under certain circumstances. The Company also agreed to refrain from taking certain extraordinary corporate actions without the consent of the Queens and agreed that the Queens would have the right to nominate two additional members of the Company's Board of Directors (in addition to their right to currently nominate one member of the Board of Directors, which the Queens have not exercised) under certain circumstances.

         The foregoing description of the Settlement Agreement is incomplete and qualified in its entity by reference to the copy of such agreement filed as
EXHIBIT 1 annexed hereto.

         In addition, on January 19, 2000, the Company terminated without cause the employment of Ronald E. Feldman and accepted the resignation of Ronald E. Feldman as the Company's Treasurer, Executive Vice President, Secretary and Director, and Jeffrey Queen and Andrew Queen were elected as the Company's President and Executive Vice President and Chief Operating Officer, respectively. Pursuant to the terms of Mr. Feldman's Employment Agreement, Mr. Feldman is entitled to receive a severance payment equal to 2.99 times Mr. Feldman's annual base salary plus any accrued benefit through the end of the term of his Employment Agreement.


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ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS

         c.       Exhibits:

                  1. Settlement Agreement dated January 11, 2000, by and among Response USA, Inc., Jeffrey Queen, Andrew Queen and the Jeffrey Queen and Andrew Queen Irrevocable Trust UA January 2, 1998.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    RESPONSE USA, INC.

Dated:  January 21, 2000            By: \s\ Richard M. Brooks
                                        ---------------------------
                                        Richard M. Brooks,
                                        Chief Executive Officer


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